Exhibit 10.38

May [●], 2018

EVO Payments, Inc.

Ten Glenlake Parkway

South Tower, Suite 950

Atlanta, Georgia 30328

Re:    EVO Payments, Inc. — Public Offering

Ladies and Gentlemen:

The undersigned, an officer of EVO Payments, Inc., a Delaware corporation (the “Company”), understands the Company is pursuing an initial public offering (the “Public Offering”) of shares of its Class A common stock.

In recognition of the benefit that such an offering will confer upon the undersigned as an officer of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Company, the undersigned will not, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending one year after the date of the Prospectus (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, the undersigned’s shares of the Company’s Class A common stock, no par value, Class C common stock, no par value, or Class D common stock, no par value (collectively, the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (such securities convertible into or exercisable or exchangeable for Common Stock being counted on an as-converted basis and including, without limitation, limited liability company interests in EVO Investco, LLC, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (the “Covered Securities”) in an amount greater than twenty percent (20%) of the undersigned’s Covered Securities, calculated as of immediately following the consummation of the Public Offering (such Covered Securities in excess of 20%, the “Lock-Up Securities”), or publicly disclose the intention to make any offer, sale, pledge or disposition of the Lock-Up Securities, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) cause to be filed or confidentially submitted any registration statement for the registration of any Lock-Up Securities other than: (A) in connection with the Reorganization Transactions (as defined in the Company’s Registration Statement relating to the Public Offering); (B) transfers as a bona fide gift or gifts; (C) transfers to immediate family members of the undersigned, trusts for the benefit of the undersigned or immediate family members of the undersigned, or limited partnerships, the only partners of which are the undersigned and/or immediate family members of the undersigned, in each case, for estate planning purposes; (D) transfers by will or intestacy upon the death of the undersigned; (E) transfers of shares of Common Stock of the

Company purchased by the undersigned on the open market following the Public Offering; (F) the conducting of a “net” or “cashless” settlement, via a disposition to the Company, of any equity awards issued pursuant to an employee benefit plan maintained by the Company or any of its subsidiaries; provided that (i) any Common Stock received upon such exercise shall be subject to the restrictions contained herein and (ii) if the undersigned is required to file a report under the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the Restricted Period related to such an exercise by the undersigned, the undersigned shall include a statement in such report to the effect that the filing relates to the satisfaction of tax withholding obligations of the undersigned in connection with such settlement; and (I) transfers of Lock-Up Securities pursuant to a Change of Control (defined below) of the Company approved by the Company’s board of directors; provided that in the event that the Change of Control is not completed, the Lock-Up Securities owned by the undersigned shall remain subject to the restrictions contained in this agreement; provided that in the case of any transfer or distribution pursuant to clause (A) (other than with respect to Lock-Up Securities (if any) to be sold by the undersigned in the Public Offering), (B), (C) or (D), each donee, distributee or transferee shall execute and deliver to the Representative a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (B), (C), (D) or (E), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above). The undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Covered Securities the undersigned may purchase in the Public Offering.

For purposes of this agreement, “Change of Control” shall mean the transfer in response to a bona fide third party tender offer, merger, consolidation or similar transaction the result of which any “person” (as defined in Section 13(d)(3) of the Exchange Act) or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting stock of the Company.

Notwithstanding the foregoing, the restrictions above shall not prohibit the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that such plan does not provide for the transfer of Lock-Up Securities during the Restricted Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan is required of or voluntarily made by or on behalf of the undersigned or the Company.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, may decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the Company is proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement shall terminate and be of no further force or effect on the earliest to occur of (i) the date the Company withdraws the Registration Statement with respect to the Public Offering, (ii) the date on which the Company informs the undersigned that the Company has determined not to proceed with the Public Offering, and (iii) if the Public Offering has not been consummated, July 31, 2018.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

[NAME OF OFFICER]

By:
Name:
Title: